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Exhibit 32.01

SECTION 1350 CERTIFICATION

        In connection with the GoRemote Internet Communications, Inc. Annual Report on Form 10-KT for the transition period ended October 31, 2004 ("Report"), I, Tom Thimot, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge based on a review of the Report: (1) the Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company for the period covered by the Report.

Date: January 14, 2005	By:	/s/ TOM THIMOT Tom Thimot President & Chief Executive Officer

        A signed original of this written statement required by Section 906 has been provided to GoRemote Internet Communications, Inc. and will be retained by GoRemote Internet Communications, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.`

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  Exhibit 32.01